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                            Independent Accountants' Consent



The Board of Directors
Trigen Energy Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our report on the consolidated financial statements refers to a change in accounting for the impairment of long-lived assets in 1995.



                                            /s/    KPMG Peat Marwick LLP

Stamford, Connecticut
October 3, 1996